Exhibit 23.1

Consent of Wilkins Miller, P.C., Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Reg. No. 333-98543) of Computer Programs and Systems, Inc. of our report dated August 28, 2002, with respect to the financial statements of CPSI 401(k) Retirement Plan, which appears in this Form 11-K/A.

/s/    WILKINS MILLER, P.C.

Mobile, Alabama
September 4, 2002